Exhibit 1.1

Execution Version

$2,250,000,000

Northrop Grumman Corporation

$750,000,000 4.400% Senior Notes due 2030

$500,000,000 5.150% Senior Notes due 2040

$1,000,000,000 5.250% Senior Notes due 2050

UNDERWRITING AGREEMENT

March 19, 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the

     Several Underwriters

Ladies and Gentlemen:

Northrop Grumman Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) $750,000,000 aggregate principal amount of its 4.400% Senior Notes due 2030 (the “2030 Notes”), $500,000,000 aggregate principal amount of its 5.150% Senior Notes due 2040 (the “2040 Notes”) and $1,000,000,000 aggregate principal amount of its 5.250% Senior Notes due 2050 (the “2050 Notes”) (collectively, the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Notes are to be issued under an indenture, dated as of November 21, 2001 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of July 30, 2009 (the “First Supplemental Indenture”), the third supplemental indenture, dated as of March 30, 2011 (the “Third Supplemental Indenture”), the fourth supplemental indenture, dated as of March 30, 2011 (the “Fourth Supplemental Indenture”) and the ninth supplemental indenture, to be dated as of March 23, 2020 (the “Ninth Supplemental Indenture,” and the Original Indenture as supplemented by the First Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Ninth Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the respective principal amounts of Notes set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)    An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-217087) in respect of the Notes, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, is herein referred to as the “Registration Statement.” The Registration Statement became effective upon filing under Rule 462(e) under the Act on March 31, 2017. The Company has not filed a post-effective amendment to the Registration Statement. As used herein, the term “Prospectus” means the Base Prospectus together with the prospectus supplement relating to the Notes first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a). The Base Prospectus, as supplemented by any preliminary prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto (other than supplements relating only to securities other than the Notes), filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Notes by the Underwriters.

(b)    As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) and the Statutory Prospectus (as defined below), considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Statutory Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through any Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13. As used in this Agreement:

“Applicable Time” means 3:15 p.m. (Eastern time) on the date of this Agreement, or such other time as may be agreed by the Company and the Representatives.

“Applicable Date” means (i) with respect to a registration statement or any amendment thereto, the effective date thereof; (ii) with respect to a prospectus, prospectus supplement, pricing supplement or free-writing prospectus, the date thereof; and (iii) with respect to any filing made under the Exchange Act, the filing date thereof.

“Statutory Prospectus” means the Preliminary Prospectus, as amended and supplemented by any document incorporated by reference therein and any prospectus supplement (including any preliminary prospectus supplement), in each case immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission) of the Company are listed in Schedule III to this Agreement (the “Subsidiaries”). Each of the Subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of the respective jurisdiction of its incorporation or organization, with all corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified as foreign corporations to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (as defined below). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d)    The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement, the Prospectus and any amendments or supplements thereto at their respective Applicable Dates contained or will contain all statements which are required to be stated therein by, and conformed or will conform in all material respects to, the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission, conformed, or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Registration Statement as of its effective date did not contain, and any post-effective amendment thereto as of its effective date will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus, as of the date of any amendments and supplements thereto, and as of the Closing Date, the Prospectus and any such amendments and supplements did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through any Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13, or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act.

(e)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through any Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13.

(f)    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than (i) any Preliminary Prospectus, (ii) the Prospectus, (iii) the General Use Free Writing

Prospectus(es), (iv) each Limited Use Free Writing Prospectus approved in writing in advance by the Representatives, and (v) other materials, if any, permitted under the Act and consistent with Section 4(b) and 4(c) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(g)    (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company is eligible to use the Registration Statement as an automatic shelf registration statement and has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of such registration form.

(h)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(i)    The historical consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, as the case may be, in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods, except as disclosed therein. The other financial and statistical information and data included in the Registration Statement, the General Disclosure Package and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the financial statements presented therein and the books and records of the Company. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(j)    To the knowledge of the Company, Deloitte & Touche LLP, who have audited certain of the consolidated financial statements of the Company and its consolidated subsidiaries filed with the Commission as part of, or incorporated by reference in, the

Registration Statement, the General Disclosure Package and the Prospectus, as stated in their reports filed with the Commission, are an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Act and the applicable Rules and Regulations and by the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(k)    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit, claim or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which is reasonably likely to either (i) have, individually or in the aggregate, a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(l)    The Company and the Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(m)    Except as described in or contemplated by the General Disclosure Package, since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package, there has not been (i) any Material Adverse Effect, or (ii) any development reasonably likely to involve a prospective material adverse change in, or materially and adversely affecting, the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, other than changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)    Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is subject, except solely with respect to this clause (ii), for any such violation or default that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any

Subsidiary or any of its properties, is subject, (ii) the certificate or articles of incorporation or by-laws of the Company, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction; except solely with respect to clauses (i) and (iii) next above, for any such conflict, breach or default that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)    This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p)    The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws now or hereafter in effect of general applicability relating to or affecting creditors’ rights, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, regardless of whether considered in equity or at law (collectively, the “Enforceability Exceptions”).

(q)    The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Original Indenture has been duly qualified under the Trust Indenture Act. The Original Indenture, the First Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture have been duly and validly authorized and duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The Ninth Supplemental Indenture has been duly and validly authorized and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(r)    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or “Blue Sky” laws) has been obtained or made and is in full force and effect.

(s)    Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(t)    Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(u)    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive and principal financial officers, or persons performing similar functions, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. As of December 31, 2019, the Company’s internal control over financial reporting was effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v)    The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) and has carried out evaluations of the effectiveness of such “disclosure controls and procedures” as required by Rule 13a-15 of the Exchange Act.

(w)    Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x)    The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the General Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

2.    Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase the Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 99.149% of the principal amount of the 2030

Notes, at 98.759% of the principal amount of the 2040 Notes and at 98.532% of the principal amount of the 2050 Notes, in each case together with accrued interest, if any, from March 23, 2020 to the Closing Date. The Notes will each be represented by one or more definitive global certificates in book-entry form, in such denomination or denominations as the Representatives request upon notice to the Company (collectively for all series of Notes, the “Global Notes”), that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Global Notes to the Representatives, for the account of each Underwriter, against payment by or on behalf of the Underwriters of the respective purchase prices therefor by wire transfer (immediately available funds), to such account or accounts as the Company shall specify in writing at least 48 hours prior to the Closing Date, by causing DTC to credit the Notes to the accounts of the Representatives at DTC (such time and date of delivery against payment, the “Closing Date”). The Company will make the Global Notes available for checking and packaging by the Representatives at the offices of DTC or its designated custodian at least 24 hours prior to the Closing Date.

3.    Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so. The Notes are to be initially offered to the public at the initial public offering price set forth in the General Disclosure Package and the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.    Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a)    The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C under the Act, (B) not, prior to the expiration of the Prospectus Delivery Period (as defined below), file any amendment to the Registration Statement, or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein (in each case other than (i) an amendment or supplement consisting solely of the filing of a document required to be filed under the Exchange Act following the Closing Date or (ii) an amendment to the Registration Statement or a supplement relating to an offering of securities other than the Notes) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations and (C) promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the expiration of the Prospectus Delivery Period.

(b)    The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)    The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d)    The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement, or new registration statement, relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or the General Disclosure Package, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, in each case relating to the offering or sale of the Notes, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e)    If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(f)    The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g)    The Company will cooperate with the Representatives in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Notes.

(h)    The Company will deliver to the Representatives as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer (the “Prospectus Delivery Period”), as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four photocopies of an executed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of conformed copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(i)    The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply in all material respects with the Act or the Rules and Regulations, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus; so that in either case the Prospectus as so amended or supplemented (1) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or (2) so complies with such law.

(j)    If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, the General Disclosure Package at the time the General Disclosure Package is being used includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing, not misleading, the statements therein conflict with the information contained in the Registration Statement then on file in any material respect, or, if it is necessary at any time to amend or supplement the General Disclosure Package to comply in any material respect with the Act or the Rules and Regulations, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package; so that in either case the General Disclosure Package as so amended or supplemented at such time (1) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing, not misleading, (2) does not so conflict with the Registration Statement then on file, or (3) so complies with such law.

(k)    The Company will make generally available to its securityholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement or statements (which need not be audited) complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(l)    During the period beginning on the date hereof and continuing to the date that is seven days after the Closing Date, without the prior written consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

(m)    The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)    The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)    The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes.

5.    Covenants of the Underwriters.

(a)    Each Underwriter hereby agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Act) (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission or is not required to be retained by the Company pursuant to Rule 163 or Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 4(b) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)    Each Underwriter hereby (i) agrees that it will not knowingly offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its resale of the Notes in such jurisdictions, and (ii) acknowledges that no action has been taken by such Underwriter to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

6.    Costs and Expenses.

(a)    The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, Statutory Prospectus, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement and the Indenture; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Notes; any fees payable to rating agencies in connection with the rating of the Notes; the reasonable expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under State securities or “Blue Sky” laws and the preparation, printing and distribution of a “Blue Sky” memorandum and any supplements or amendments thereto; and the fees and expenses of the Trustee, including reasonable fees and expenses of counsel for the Trustee.

(b)    The Company shall not be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and state securities or “Blue Sky” laws) except that, if this Agreement shall not be consummated because this Agreement is terminated by the Representatives pursuant to Section 7, unless the failure to satisfy the applicable conditions thereof is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters that have not defaulted under Section 9 for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred in connection with investigating, marketing and proposing to market the Notes.

7.    Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

(b)    The Representatives shall have received on the Closing Date the opinion of Cravath, Swaine & Moore LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(c)    The Representatives shall have received on the Closing Date the opinion of the general counsel of the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(d)    The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, an opinion dated the Closing Date covering such matters as the Representatives may reasonably request.

(e)    The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives and addressed to the Underwriters, of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)    The Representatives shall have received on the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives, in his capacity as an officer of the Company, to the effect that, as of the Closing Date, he certifies to the best of his knowledge as follows:

(i)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)    The representations and warranties of the Company contained in Section 1 are true and correct as of the Closing Date;

(iii)    All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)    Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(g)    The Representatives shall have been furnished with such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any Subsidiary (other than an announcement with positive implications of a possible upgrading).

(i)    Subsequent to the earliest of (A) the Applicable Time, (B) the execution and delivery of this Agreement and (C) the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been (i) any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (ii) any suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

8.    Indemnification.

(a)    The Company agrees:

(1)    to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through any Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13; and

(2)    to reimburse each Underwriter, each Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters or such controlling person, director or officer were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters, on behalf of themselves or on behalf of such controlling person, director or officer, as the case may be, will promptly return all sums that had been advanced pursuant hereto.

(b)    Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through any Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the opinion of outside counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and that such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff not subject to further appeal, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the

Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.    Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such principal amounts as may be agreed upon, and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to you to purchase from the Company such principal amount of the Notes on such terms. If, after giving effect to any arrangements for the purchase of Notes by a defaulting Underwriter by you or the Company, as provided above in this Section 9, (a) the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective principal amounts of the Notes which they are obligated to purchase hereunder, to purchase the Notes which such defaulting Underwriter or Underwriters failed to purchase, or (b) the aggregate principal amount of the Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 6 and 8. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, or the Company may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.    Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to (i) J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179; (ii) BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal; and (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; or if to the Company, to 2980 Fairview Park Drive, Falls Church, Virginia 22042, Attention: Corporate Vice President and Secretary, with a copy (which copy shall not constitute notice) to Cravath, Swaine & Moore LLP, 825 8th Avenue, New York, New York 10019-7475, Attention: Johnny Skumpija.

11.    Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis after the Applicable Time, if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (ii) any material change in economic or political conditions after the Applicable Time, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange after the Applicable Time, or (iv) the declaration of a banking moratorium by United States or New York State authorities after the Applicable Time; or (b) as provided in Sections 7 and 9. In such event, the Company, on the one hand, and the Representatives and Underwriters, on the other hand, shall have no liability or any further obligations to the other except to the extent provided in Sections 6, 8 and 9.

12.    Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.    Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the names of the Underwriters set forth on the front and back covers of the Preliminary Prospectus, the Prospectus and in any Issuer Free Writing Prospectus and (ii) the information set forth in the first, third and seventh through eleventh paragraphs under the caption “Underwriting” in the Prospectus.

14.    No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.    Survival Clause.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Notes under this Agreement.

17.    Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law.

18.    Compliance with USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NORTHROP GRUMMAN CORPORATION

By	/s/ David F. Keffer
	Name:	David F. Keffer
	Title:	Corporate Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written.

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters listed on Schedule I

By: J.P. MORGAN SECURITIES LLC

By	/s/ Stephen Sheiner
	Name:	Stephen Sheiner
	Title:	Executive Director

By: BOFA SECURITIES, INC.

By	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2040 Notes to be Purchased	Aggregate Principal Amount of 2050 Notes to be Purchased
J.P. Morgan Securities LLC	$225,000,000	$150,000,000	$300,000,000
BofA Securities, Inc.	76,875,000	51,250,000	102,500,000
Citigroup Global Markets Inc.	76,875,000	51,250,000	102,500,000
Goldman Sachs & Co. LLC	61,875,000	41,250,000	82,500,000
Wells Fargo Securities, LLC	61,875,000	41,250,000	82,500,000
BNP Paribas Securities Corp.	30,000,000	20,000,000	40,000,000
Credit Suisse Securities (USA) LLC	30,000,000	20,000,000	40,000,000
Mizuho Securities USA LLC	30,000,000	20,000,000	40,000,000
MUFG Securities Americas, Inc.	30,000,000	20,000,000	40,000,000
SMBC Nikko Securities America, Inc.	30,000,000	20,000,000	40,000,000
U.S. Bancorp Investments, Inc.	30,000,000	20,000,000	40,000,000
Academy Securities, Inc.	11,250,000	7,500,000	15,000,000
ANZ Securities, Inc.	11,250,000	7,500,000	15,000,000
BNY Mellon Capital Markets, LLC	11,250,000	7,500,000	15,000,000
Scotia Capital (USA) Inc.	11,250,000	7,500,000	15,000,000
UniCredit Capital Markets LLC	11,250,000	7,500,000	15,000,000
Mischler Financial Group, Inc.	5,625,000	3,750,000	7,500,000
Siebert Williams Shank & Co., LLC	5,625,000	3,750,000	7,500,000

Total	$750,000,000	$500,000,000	$1,000,000,000

SCHEDULE II

SCHEDULE OF ISSUER FREE WRITING PROSPECTUSES

Pricing Term Sheet, dated March 19, 2020, attached hereto

Filed Pursuant to Rule 433

Registration No. 333-217087

Issuer Free Writing Prospectus dated March 19, 2020

Relating to Prospectus dated March 31, 2017 and

Preliminary Prospectus Supplement dated March 19, 2020

$2,250,000,000

Senior Notes Offering

Pricing Term Sheet

March 19, 2020

	4.400% Senior Notes due 2030	5.150% Senior Notes due 2040	5.250% Senior Notes due 2050
Issuer:	Northrop Grumman Corporation	Northrop Grumman Corporation	Northrop Grumman Corporation

Principal Amount Offered:	$750,000,000	$500,000,000	$1,000,000,000

Pricing Date:	March 19, 2020	March 19, 2020	March 19, 2020

Settlement Date (T + 2):	It is expected that delivery of the Notes will be made against payment therefor on or about March 23, 2020, which is the second business day following the date hereof.	It is expected that delivery of the Notes will be made against payment therefor on or about March 23, 2020, which is the second business day following the date hereof.	It is expected that delivery of the Notes will be made against payment therefor on or about March 23, 2020, which is the second business day following the date hereof.

Maturity Date:	May 1, 2030	May 1, 2040	May 1, 2050

Benchmark Treasury:	1.500% due February 15, 2030	2.375% due November 15, 2049	2.375% due November 15, 2049

Benchmark Treasury Price/Yield:	103-09 / 1.149%	111-00 / 1.889%	111-00 / 1.889%

Spread to Benchmark Treasury:	+330 basis points	+330 basis points	+340 basis points

Yield to Maturity:	4.449%	5.189%	5.289%

Coupon:	4.400%	5.150%	5.250%

Day Count Convention:	30 / 360	30 / 360	30 / 360

Price to Public:(2)	99.599%	99.509%	99.407%

Interest Payment Dates:	May 1 and November 1, commencing November 1, 2020	May 1 and November 1, commencing November 1, 2020	May 1 and November 1, commencing November 1, 2020

Record Dates:	April 15 and October 15	April 15 and October 15	April 15 and October 15

Optional Redemption:

Prior to February 1, 2030 (the “Par Call Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would have been due if the notes matured on the Par Call Date at a discount rate of the Adjusted Treasury Rate +50 basis points.

On and after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

Prior to November 1, 2039 (the “Par Call Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would have been due if the notes matured on the Par Call Date at a discount rate of the Adjusted Treasury Rate +50 basis points.

On and after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

Prior to November 1, 2049 (the “Par Call Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would have been due if the notes matured on the Par Call Date at a discount rate of the Adjusted Treasury Rate +50 basis points.

On and after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

CUSIP/ISIN:	666807 BS0 / US666807BS00	666807 BT8 / US666807BT82	666807 BU5 / US666807BU55

Denominations:	$2,000 and multiples of $1,000 in excess thereof	$2,000 and multiples of $1,000 in excess thereof	$2,000 and multiples of $1,000 in excess thereof

Joint Book-Running Managers:	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Mizuho Securities USA LLC MUFG Securities Americas, Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Mizuho Securities USA LLC MUFG Securities Americas, Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Mizuho Securities USA LLC MUFG Securities Americas, Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc. ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Scotia Capital (USA) Inc. UniCredit Capital Markets LLC Mischler Financial Group, Inc. Siebert Williams Shank & Co., LLC	Academy Securities, Inc. ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Scotia Capital (USA) Inc. UniCredit Capital Markets LLC Mischler Financial Group, Inc. Siebert Williams Shank & Co., LLC	Academy Securities, Inc. ANZ Securities, Inc. BNY Mellon Capital Markets, LLC Scotia Capital (USA) Inc. UniCredit Capital Markets LLC Mischler Financial Group, Inc. Siebert Williams Shank & Co., LLC

(2)	Plus accrued interest, if any, from March 23, 2020.

Changes from the Preliminary Prospectus Supplement

The number of series of notes to be issued in the offering increased from two to three, consisting of 4.400% Senior Notes due 2030, 5.150% Senior Notes due 2040 and 5.250% Senior Notes due 2050. The information in the preliminary prospectus supplement (including, but not limited to, the information in the sections entitled “Summary,” “Capitalization” and “Description of notes”) is deemed to have changed to the extent affected by the additional series of notes.

*****

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling one of the numbers listed below:

J.P. Morgan Securities LLC	BofA Securities, Inc.	Citigroup Global Markets Inc.
1-212-834-4533 (collect)	1-800-294-1322 (toll-free)	1-800-831-9146 (toll-free)

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation)	Delaware
Northrop Grumman Overseas Holdings, Inc.	Delaware
Northrop Grumman Innovation Systems, Inc.	Delaware